Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form F-3 (No. 333-262489, No. 333-268690 and No. 333-269220) of NLS Pharmaceutics Ltd. of our report dated May 5, 2023 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers AG

Zurich, Switzerland

May 5, 2023

PricewaterhouseCoopers AG, Birchstrasse 160, Postfach, CH-8050 Zurich, Switzerland

Telefon: +41 58 792 44 00, Telefax: +41 58 792 44 10, www.pwc.ch

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